Exhibit 99

November 26, 2008

FOR IMMEDIATE RELEASE
Contact:  Randy J. Wiley, Treasurer
Beacon Federal Bancorp, Inc.
Telephone: (315) 433-0111 Ext. 1550

BEACON FEDERAL BANCORP, INC. ANNOUNCES
A QUARTERLY DIVIDEND

EAST SYRACUSE, NEW YORK – November 26, 2008 – Ross J. Prossner, President and Chief Executive Officer of Beacon Federal Bancorp, Inc., today announced that the Board of Directors of the Company has declared a quarterly cash dividend of $0.04 per share of the Company's common stock.  The dividend reflects an annual cash dividend rate of $0.16 per share.  The dividend will be payable to stockholders of record as of December 12, 2008, and is expected to be paid on December 22, 2008.

Beacon Federal Bancorp, Inc., through its subsidiary, Beacon Federal, offers banking and related financial services to both individual and commercial customers. The Bank is headquartered in East Syracuse, New York, with six full-service branches in Marcy and Rome, New York, Smartt and Smyrna, Tennessee, Tyler, Texas and Chelmsford, Massachusetts. The Company's common stock is traded on the NASDAQ Global Market under the symbol “BFED.”

Forward-Looking Statement

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Bank and Company intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Bank or Company or any other person that results expressed therein will be achieved. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.